Contact:	Christine Solie
313-845-1746
csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $441 MILLION IN THE SECOND QUARTER

DEARBORN, Mich., July 20, 2006 - Ford Motor Credit Company reported net income of $441 million in the second quarter of 2006, down $299 million from earnings of $740 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $656 million in the second quarter, compared with $1.2 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs, the impact of lower average receivable levels, lower credit loss reserve reductions and higher depreciation expense.

"Our sustained focus on strong business fundamentals has generated high-quality assets and solid results," said Mike Bannister, chairman and CEO.  "We continue to support Ford Motor Company with profits and dividends."

On June 30, Ford Motor Credit's on-balance sheet net receivables totaled $136 billion, compared with $132 billion on December 31, 2005. Managed receivables were $151 billion, compared with $150 billion on December 31.

Ford Motor Credit paid dividends of $400 million during the quarter. On June 30, managed leverage was 11.5 to 1.

Ford Motor Credit Company is one of the world's largest automotive finance companies and has supported the sale of Ford products since 1959. With about 14,000 employees, Ford Motor Credit operates in 36 countries and manages approximately $151 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit's investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2006 and 2005
(in millions)

	Second Quarter		First Half
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,370	$1,339	$2,700	$2,697
Retail	925	1,012	1,832	2,082
Interest supplements and other support costs earned from affiliated companies	806	795	1,582	1,638
Wholesale	642	276	1,241	527
Other	56	55	110	111
Total financing revenue	3,799	3,477	7,465	7,055
Depreciation on vehicles subject to operating leases	(1,264)	(1,095)	(2,445)	(2,172)
Interest expense	(1,826)	(1,386)	(3,503)	(2,812)
Net financing margin	709	996	1,517	2,071
Other revenue
Investment and other income related to sales of receivables	190	443	400	888
Insurance premiums earned, net	51	52	102	104
Other income	264	143	501	313
Total financing margin and other revenue	1,214	1,634	2,520	3,376
Expenses
Operating expenses	490	522	1,009	1,050
Provision for credit losses	4	(111)	(2)	6
Insurance expenses	64	61	106	97
Total expenses	558	472	1,113	1,153
Income from continuing operations before income taxes	656	1,162	1,407	2,223
Provision for income taxes	215	426	487	813
Income from continuing operations before minority interests	441	736	920	1,410
Minority interests in net income of subsidiaries	—	—	—	1
Income from continuing operations	441	736	920	1,409
Income from discontinued operations	—	—	—	37
Gain on disposal of discontinued operations	—	4	—	4
Net income	$441	$740	$920	$1,450

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$13,010	$14,798
Marketable securities	3,712	3,810
Finance receivables, net	110,847	109,876
Net investment in operating leases	25,345	22,213
Retained interest in securitized assets	1,150	1,420
Notes and accounts receivable from affiliated companies	830	1,235
Derivative financial instruments	1,564	2,547
Other assets	5,808	6,256
Total assets	$162,266	$162,155

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,869	$1,890
Affiliated companies	1,052	794
Total accounts payable	2,921	2,684
Debt	133,717	134,500
Deferred income taxes, net	8,826	8,772
Derivative financial instruments	882	680
Other liabilities and deferred income	4,560	4,781
Total liabilities	150,906	151,417

Minority interests in net assets of subsidiaries	3	3

Stockholder's equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	737	385
Retained earnings	5,478	5,208
Total stockholder's equity	11,357	10,735
Total liabilities and stockholder's equity	$162,266	$162,155

Prior year amounts have been revised to reflect a reclassification between Cash and cash equivalents and Marketable securities as of December 31, 2005.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Second Quarter		First Half
Financing Shares	2006	2005	2006	2005
United States
Financing share - Ford, Lincoln and Mercury
Retail installment and lease	45%	40%	44%	41%
Wholesale	79	81	80	81
Europe
Financing share - Ford
Retail installment and lease	25%	29%	25%	28%
Wholesale	95	97	95	97

Contract Volume - New and used retail/lease (in thousands)
North America segment
United States	443	424	841	834
Canada	56	51	91	82
Total North America segment	499	475	932	916

International segment
Europe	182	206	367	392
Other international	56	65	121	138
Total International segment	238	271	488	530
Total contract volume	737	746	1,420	1,446

Borrowing Cost Rate**	5.5%	4.4%	5.2%	4.2%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment & lease	$64	$140	$175	$307
Wholesale	19	(1)	19	16
Other	0	(2)	0	(5)
Total charge-offs - on-balance sheet receivables	$83	$137	$194	$318

Total loss-to-receivables ratio	0.25%	0.44%	0.29%	0.50%

Managed Receivables***
Retail installment & lease	$83	$172	$219	$387
Wholesale	19	(1)	19	16
Other	0	(2)	0	(5)
Total charge-offs - managed receivables	$102	$169	$238	$398

Total loss-to-receivables ratio	0.27%	0.41%	0.32%	0.48%

— — — — —
*	Continuing operations
**	On-balance sheet debt, includes the effect of interest rate swap agreements
***	See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit's financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:
•	Managed receivables: receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service
•
Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit's balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION: finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit's balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit's other creditors. Debt reported on Ford Motor Credit's balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation	June 30,	December 31,
	2006	2005
	(in billions)
Total debt	$133.7	$134.5
Securitized off-balance sheet receivables outstanding	14.6	18.0
Retained interest in securitized off-balance sheet receivables	(1.1)	(1.4)
Adjustments for cash and cash equivalents, and marketable securities *	(16.0)	(17.9)
Fair value hedge accounting adjustments	(0.7)	(1.6)
Total adjusted debt	$130.5	$131.6

Total stockholder's equity (including minority interest)	$11.4	$10.7
Fair value hedge accounting adjustments	(0.1)	(0.0)
Total adjusted equity	$11.3	$10.7

Managed leverage (to 1) = adjusted debt / adjusted equity	11.5	12.3
Memo: Financial statement leverage (to 1) = total debt / stockholder's equity	11.8	12.5

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
June 30, 2006	(in billions)
Retail installment	$66.5	$14.6	$81.1
Wholesale	39.9	—	39.9
Other finance receivables	4.5	—	4.5
Net investment in operating leases	25.3	—	25.3
Total net finance receivables and operating leases	$136.2	$14.6	$150.8

December 31, 2005
Retail installment	$65.7	$18.0	$83.7
Wholesale	39.6	—	39.6
Other finance receivables	4.6	—	4.6
Net investment in operating leases	22.2	—	22.2
Total net finance receivables and operating leases	$132.1	$18.0	$150.1

— — — — —
*	Excluding marketable securities related to insurance activities